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Exhibit 23.1

Independent Auditors' Consent

    We consent to the incorporation by reference in this Registration Statement of Elastic Networks Inc. on Form S-8 of our report dated January 26, 2001, appearing in the Annual Report on Form 10-K of Elastic Networks Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 20, 2001

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  Exhibit 23.1